EXHIBIT 16

                  M Funds, Inc. Edinburgh Overseas Equity Fund
        Computation of One Year Hypothetical Average Annual Total Return
                            Form N-1A Part C Item 16

            INITIAL                   SHARES        REIVESTED      DIVIDEND        RECORD                              REINVEST
          INVESTMENT     NAV        OUTSTANDING      SHARES         AMOUNT          DATE          EX-DATE      RATE      PRICE
          ----------     ---        -----------      ------         ------          ----          -------      ----      -----
 1/4/96    $1,000.00   $10.00          100.000
                                                      0.583          $5.70         12/27/96       12/30/96    $0.057     $9.78
 12/31/96    $993.76    $9.88          100.583


 Hypothetical Total Return Calculation

 P(1+T)n = ERV
 1,000(1+T)1 = 993.76
 T = (0.6%)

                      M Funds, Inc. Turner Core Growth Fund
        Computation of One Year Hypothetical Average Annual Total Return
                            Form N-1A Part C Item 16

            INITIAL                    SHARES        REIVESTED      DIVIDEND     RECORD                                   REINVEST
          INVESTMENT     NAV         OUTSTANDING      SHARES         AMOUNT       DATE          EX-DATE         RATE        PRICE
          ----------     ---         -----------      ------         ------       ----          -------         ----        -----
 1/4/96    $1,000.00   $10.00          100.000
                                                      3.470         $39.91      12/27/96       12/30/96        $0.399      $11.50
 12/31/96  $1,200.26   $11.60          103.470

 Hypothetical Total Return Calculation

 P(1+T)n = ERV
 1,000(1+T)1 = 1,200.26
 T = 20.0%


                M Funds, Inc. Frontier Capital Appreciation Fund
        Computation of One Year Hypothetical Average Annual Total Return
                            Form N-1A Part C Item 16

             INITIAL                   SHARES        REIVESTED      DIVIDEND     RECORD                                 REINVEST
           INVESTMENT     NAV        OUTSTANDING      SHARES         AMOUNT       DATE          EX-DATE      RATE         PRICE
           ----------     ---        -----------      ------         ------       ----          -------      ----         -----
 1/4/96    $1,000.00    $10.00          100.000
                                                      4.116         $51.12      12/27/96       12/30/96      $0.511       $12.42
 12/31/96  $1,303.53    $12.52          104.116


 Hypothetical Total Return Calculation

 P(1+T)n = ERV
 1,000(1+T)1 = 1,303.53
 T = 30.3%

                      M Funds, Inc. Enhanced US Equity Fund
        Computation of One Year Hypothetical Average Annual Total Return
                            Form N-1A Part C Item 16

             INITIAL                   SHARES        REIVESTED      DIVIDEND        RECORD                                REINVEST
           INVESTMENT     NAV        OUTSTANDING      SHARES         AMOUNT          DATE          EX-DATE     RATE         PRICE
           ----------     ---        -----------      ------         ------          ----          -------     ----         -----
 1/4/96    $1,000.00    $10.00          100.000
                                                      4.392         $51.74         12/27/96       12/30/96     $0.517       $11.78
 12/31/96  $1,237.05    $11.85          104.392


 Hypothetical Total Return Calculation

 P(1+T)n = ERV
 1,000(1+T)1 = 1,237.05
 T = 23.7%